Exhibit 10.3

KEYUAN PETROCHEMICALS, INC.
Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803

                  September 30, 2011

Attn: Mr. Dishen Shen

Re:           Amendment to Independent Director Agreement

Dear Mr. Shen:

This letter shall act as an amendment to that certain Independent Director Agreement, dated as of July 1, 2010, between Keyuan Petrochemicals, Inc. (“Keyuan” or the “Company”) and Mr. Dishen Shen (the “Independent Director”), regarding the Company’s engagement of the Independent Director as a non-employee director of the Company (the “Agreement”).

The Company and the Independent Director hereby confirm and agree that the Base Fee (as the term defined in Schedule A of the Agreement) payable on the last day of each calendar month to the Independent Director shall be RMB 11,000. Other than as specifically set forth herein, the terms of the Agreement shall remain in full force and effect.  This amendment to the Agreement shall be effective as of the date of July 1, 2010.

Please indicate your agreement with the foregoing by signing below and returning a signed copy to the Company.  Thank you.

Very truly yours,

KEYUAN PETROCHEMICALS, INC.

By: /s/ Chunfeng Tao
Name: Chunfeng Tao

Title: Chairman, President & CEO

Accepted as of the date
first above written:

By:  /s/ Dishen Shen
      Name: Dishen Shen